Exhibit 1

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

         THIS SIXTH AMENDMENT dated as of June ___, 2003 (this "AMENDMENT") amends the Amended and Restated Credit Agreement dated as of December 31, 2000 (as previously amended or modified from time to time, the "CREDIT AGREEMENT") by and between Grubb & Ellis Company ("BORROWER") and Kojaian Capital, L.L.C., as successor to Bank of America, N.A. and the other "Lenders". Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment as defined in the Credit Agreement.

         WHEREAS, Kojaian Capital, L.L.C. is the successor by assignment to the prior "Lenders" under the Credit Agreement, Bank of America, N.A., LaSalle Bank National Association and American National Bank and Trust Company of Chicago, and to the prior "Administrative Agent", Bank of America, N.A., and Kojaian Capital, L.L.C. is hereafter referred to as the "ADMINISTRATIVE AGENT AND SOLE LENDER"; and

         WHEREAS, Borrower and the Administrative Agent and sole Lender desire to amend the Credit Agreement in certain respects as set forth below in this Amendment;

         NOW, THEREFORE, for good and valid consideration, the receipt and sufficiency of which is acknowledged by all parties hereto, the parties agree as follows:

         SECTION 1   AMENDMENTS TO THE CREDIT AGREEMENT.

         (A) SECTION 1.1. The definition of "Deferred Installment Amounts" (added to Section 1.1 by the Third Amendment to the Credit Agreement) is hereby deleted in its entirety.

         (B) SCHEDULE 2.1(F). All entries in Schedule 2.1(f) ("Amortization of Term Loans") relating to payments to be made on June 30, 2003 and thereafter are hereby deleted in their entirety and replaced with a new "Schedule 2.1(f)-1" which is attached to this Amendment and is incorporated herein by this reference.

         (C) SECTION 4.4. Section 4.4 is amended in its entirety to read as follows:

             "4.4 APPLICATION OF PREPAYMENTS OF TERM LOANS. Each prepayment of Term Loans shall be applied pro-rata to the remaining installments of the Term Loans."

         (D) SECTION 8.1(B). Section 8.1(b) is hereby amended to eliminate any covenant that Borrower meet any minimum Consolidated Fixed Charge Coverage Ratio requirements for trailing four quarter periods ending from December 31, 2002 through and including June 30, 2004.

         (E) SECTION 8.1(C). Section 8.1(c) is hereby amended to eliminate any covenant that Borrower meet any minimum Adjusted EBITDA requirements for trailing four quarter periods ending from December 31, 2002 through and including June 30, 2004.

         SECTION 2 EFFECTIVENESS. The amendments set forth in SECTION 1 hereof shall become effective upon the date on which all of the following have occurred: (a) Borrower and the Administrative Agent and sole Lender execute this Amendment, (b) the Subsidiary Guarantors execute the attached Confirmation, and
(c) Borrower pays to the Administrative Agent and sole Lender an amendment fee of One Hundred and Fifty Thousand Dollars ($150,000.00).

         SECTION 3   MISCELLANEOUS.

         (A) As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and in other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         (B) Borrower acknowledges that the Administrative Agent and sole Lender are not in default of the Credit Agreement. Notwithstanding the foregoing, Borrower fully waives, relinquishes and releases any and all claims actions it may have or which may have existed against Administrative Agent and/or sole Lender under the Credit Agreement.

         (C) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         (D) This Amendment shall be governed by the laws of the State of Illinois.




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                                       2

         IN WITNESS WHEREOF, the parties agree to this Amendment as of the day and year first set forth above.

                                        GRUBB & ELLIS COMPANY:


                                        By:
                                            ---------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                               ------------------------------


Accepted and Agreed:

KOJAIAN CAPITAL, L.L.C., as
Administrative Agent and sole Lender

         By:      KOJAIAN VENTURES, L.L.C., a
                  Michigan limited liability company
         Its:     Member

                  By:      KOJAIAN VENTURES-MM, INC., a
                           Michigan corporation
                  Its:     Manager

                           By:    ____________________
                                  C. Michael Kojaian

                           Its:   President

                                Schedule 2.1(f)-1
                           AMORTIZATION OF TERM LOANS

--------------------------------------------------------------------------------
             DATE                                PRINCIPAL PAYMENT
--------------------------------------------------------------------------------

  Quarterly Payments due from           As of March 31, 2003, scheduled
March 31, 2001 to March 31, 2003        principal payments totaling $12,000,000
                                        were timely paid in accordance with
                                        Schedule 2.1(f) and in addition, one
                                        pre-payment of $700,000 was made in
                                        accordance with Section 5(b) of the
                                        Waiver letter dated December 20, 2002.
--------------------------------------------------------------------------------
        June 30, 2003                                   $0
--------------------------------------------------------------------------------
     September 30, 2003                                 $0
--------------------------------------------------------------------------------
      December 31, 2003                                 $0
--------------------------------------------------------------------------------
       March 31, 2004                                   $0
--------------------------------------------------------------------------------
        June 30, 2004                                   $0
--------------------------------------------------------------------------------
     September 30, 2004                             $2,000,000
--------------------------------------------------------------------------------
      December 31, 2004                             $2,000,000
--------------------------------------------------------------------------------
       March 31, 2005                               $2,000,000
--------------------------------------------------------------------------------
        June 30, 2005                               $2,000,000
--------------------------------------------------------------------------------
     September 30, 2005                             $2,000,000
--------------------------------------------------------------------------------
      December 31, 2005                            $17,300,000
--------------------------------------------------------------------------------
 Total to be paid between
 September 30, 2004 and                            $27,300,000*
 December 31, 2005:
--------------------------------------------------------------------------------


* The total amount of principal payments made and to be made (including the payments and pre-payments made on or before March 31, 2003) to amortize the Term Loans equals $40,000,000.

                                  CONFIRMATION

         To: Kojaian Capital, L.L.C., as the Administrative Agent and sole Lender under the Credit Agreement

         Please refer to (a) the Amended and Restated Credit Agreement dated as of December 31, 2000 (as previously amended or modified from time to time, the "CREDIT AGREEMENT") by and between Grubb & Ellis Company ("BORROWER") and Kojaian Capital, L.L.C. (the "ADMINISTRATIVE AGENT AND SOLE LENDER"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and Collateral Agreement and (c) the Sixth Amendment dated as of the date hereof to the Credit Agreement (the "SIXTH AMENDMENT").

         Each of the undersigned hereby confirms to the Administrative Agent and sole Lender that, after giving effect to the Sixth Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                              GRUBB & ELLIS COMPANY,

                              GRUBB & ELLIS NEW YORK,

                              GRUBB & ELLIS OF MICHIGAN,

                              GRUBB & ELLIS OF OREGON, INC.,

                              GRUBB & ELLIS AFFILIATES, INC.,

                              GRUBB & ELLIS EUROPE, INC.,

                              GRUBB & ELLIS MORTGAGE GROUP, INC.,

                              GRUBB & ELLIS MANAGEMENT SERVICES, INC.,

                              GRUBB & ELLIS CONSULTING SERVICES COMPANY,

                              LANDAUER HOSPITALITY INTERNATIONAL, INC.,

                              GRUBB & ELLIS MANAGEMENT SERVICES
                              OF MICHIGAN, INC., and HSM, INC.

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------